As filed with the Securities and Exchange Commission on November 22, 2023

Registration No. 333-261100

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IPOWER INC.

(Exact name of registrant as specified in its charter)

Nevada	82-5144171
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

iPOWER INC.

8798 9th Street

Rancho Cucamonga, CA 91730

(626) 863-7344

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

AMENDED AND RESTATED IPOWER INC. 2020 EQUITY INCENTIVE PLAN

(Full title of plan)

Chenlong Tan

Chief Executive Officer

8798 9th Street

Rancho Cucamonga, CA 91730

(626) 863-7344

(Name including zip code and telephone number,

including area code, of agent for service)

With copy to:

Megan J. Penick

Stephen A. Weiss

Michelman & Robinson, LLP

800 Third Avenue, 24th Floor

New York, New York 10022

(212) 730-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (SEC File No. 333-26110), effective November 16, 2021, as amended on December 6, 2022 and September 15, 2023, which registered 5,000,000 shares of Common Stock of iPower Inc. (the “Company”) issuable under the Company’s Amended and Restated 2020 Equity Incentive Plan (the “Plan”), is hereby amended pursuant to Section 512(a)(1)(iii) of the Securities Act of 1933, as amended, for purposes of updating the Selling Shareholder Table, which sets forth the shares issued and issuable to the officers, directors and employees of the Company, as well as updating other relevant portions of the registration statement for purposes of bringing such information current. The Company is not otherwise altering the number of shares issuable under the Plan or the overall number of shares that are registered hereby.

PART I

INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee annual Plan Information.*

*All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1) under the Securities Act.

REOFFER PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

iPOWER INC.

This prospectus relates to the reoffer and resale from time to time of up to 5,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of iPower Inc., a Nevada corporation (the “Company,” “we,” “our” or “us”), by certain selling shareholders named herein as well as certain unnamed non-affiliates.

The selling shareholders may offer and sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. The selling shareholders may sell any, all or none of such shares and we do not know when or in what amount the selling shareholders may sell such shares. The inclusion of such shares in this prospectus does not necessarily represent a present intention by the selling shareholders to sell any or all such shares. We will not receive any of the proceeds from the offering or sale of such shares by the selling shareholders.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “IPW.” On November 21, 2023, the closing price for our Common Stock as reported by the Nasdaq Capital Market was $0.57.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page I-5 for a discussion of information that should be considered in connection with an investment in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 22, 2023.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling shareholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read this entire prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information incorporated by reference into this prospectus, before making an investment decision.

Overview

Driven by tech and data, iPower Inc. is a U.S.-based online retailer and supplier of consumer home, garden and pet products. Through the operations of our e-commerce platforms, www.simpledeluxe.com and www.Zenhydro.com, as well as Amazon, Walmart and eBay, our combined 121,000 square foot fulfillment centers in Los Angeles, California, and our 99,000 square foot fulfillment center in Rancho Cucamonga, California, we believe we are one of the leading online marketers, distributors and retailers in our product categories, based on management’s estimates. Our core strategy continues to focus on expanding our geographic reach across the United States and internationally through organic growth, both in terms of expanding customer base as well as brand and product development. iPower has developed a set of methodologies driven by proprietary data formulas to effectively bring products to market and increase sales.

We are actively developing and acquiring our in-house branded products, which to date include iPower, Simple Deluxe and other brands and consist of products such as home goods, fans, pet products and hydroponics equipment, some of which have been designated as Amazon Choice products and category best sellers, among others. For the year ended June 30, 2023, our top five product categories accounted for 72% of total sales. While we continue to focus on our top product categories, we are working to expand our product catalog to include new and adjacent categories through in-house products and our supply chain partners driven by market data analytics.

Approximately 95% of our sales revenue during the year ended June 30, 2023 were derived from sales through Amazon, eBay and Walmart, where we experienced approximately 14% revenue growth in the fiscal year ended June 30, 2023 as compared to the prior fiscal year.

Products

iPower offers essential products in the hydroponic, gardening, home and pet goods categories. While the company offers products from hundreds of third-party brands, the Company has also established its own in-house branded products which are made available for purchase through our various sales channels. Our in-house branded products, marketed under the iPower™ and Simple Deluxe™ brands, include hydroponic-related items, fans, shelving, pet supplies and outdoor lifestyle products, some of which have been designated as Amazon best seller product leaders, and for which numerous products have been designated “Amazon’s Choice” and “#1 Best Seller.” We currently offer consumers more than 4,000 products from our proprietary, in-house branded products. This year, we expanded our in-house catalog to include more general home goods products, with home goods making up our largest meta category.

Our Industry is Large and Rapidly Growing

Our principal industry opportunity is in the retail sale and distribution of consumer goods. Our primary subcategories include consumer hydroponics equipment and supplies, consumer general gardening supplies, and consumer home and pet goods. Hydroponics supplies generally include grow light systems; advanced heating, ventilation and air conditioning (“HVAC”) systems; water pumps, heaters, chillers and filters; nutrient and fertilizer delivery systems; and various growing media typically made from soil, rock wool or coconut fiber, among others. General gardening supplies generally include environmental sensors and controls and nutrients among others. Home goods supplies currently include commercial fans, floor and wall fans, storage and shelving units, and chairs among others.

The home goods industry has become a significant category we sell into. Grandview Research estimated that the size of the home goods market in the US was $740 billion in 2020 and should reach close to $1,040 billion by 2024, with a CAGR of 7.4%.

I-1

Research and Development

The Company has not incurred any significant research and development (“R&D”) expenses during the fiscal year ended June 30, 2023. We do most of our development work in conjunction with our manufacturing partners, where we co-engineer designs with their development teams. We plan to increase our investments in R&D relating to the improvement of existing products and the development and addition of new product lines.

Customers and Suppliers

We have a diverse customer base, with residential gardeners and home goods consumers constituting a significant portion of our customer base and thus the largest portion of our total sales. We sell to both commercial and home cultivators growing specialty crops, as well as in the home goods category. At present, sales to customers through Amazon and other third-party online platforms accounts for approximately 98% of our annual sales.

We do not manufacture any of the products we sell through our distribution channels. We purchase our products from more than 150 suppliers, including manufacturers and distributors in the U.S. and China. For the years ended June 30, 2023 and 2022, one supplier accounted for 27% and 18% of the Company's total purchases, respectively. We do not have any long-term supply agreements.

Manufacturers

We obtain both our branded proprietary products and distributed products from third party suppliers. For our hydroponic category, most of the products purchased and resold, whether our proprietary products or third-party products sold through our platform, are applicable to indoor and outdoor growing for organics, greens and plant-based products. Our products are sourced from more than 150 different suppliers and manufacturers, with approximately 90% sourced from China. Quality control is a critical priority for our team charged with ensuring the supply of the products from our suppliers, specifically those coming from China. We seek to ensure the highest level of quality control for our products through routine factory visits, spot testing and continual, ongoing supplier due diligence.

Our distributed products are sourced from more than 150 suppliers. Our experienced internal sourcing team is charged with maintaining strong relationships with current suppliers, while also constantly tracking current and future market trends and reviewing offerings of new suppliers.

We do not have exclusive purchase agreements with many of our suppliers. Based on our knowledge and communication with our suppliers, we believe some of our suppliers may sell directly to the retail market or to our wholesale customers.

Demand for Products

We believe that demand for iPower’s products is strong for several reasons. Consumer interest in hydroponics as a hobby and lifestyle choice a surge in interest driven by the stay-at-home necessities of the Covid-19 pandemic. This is in contrast to the weak demand environment for commercial hydroponics suppliers who are suffering from growing over capacity in the commercial sector. Our non-hydroponics product lines are also seeing strong demand as the categories we participate in are primarily in large markets with a fragmented supply base. We also believe that our expertise in product development has created a catalog well suited to gaining market share in these categories. In addition, our relationship with our largest channel partner, Amazon, has also led to a strong demand environment. Working as a supplier on Amazon’s Vendor Central platform, we are confident that we have demonstrated our ability to supply products that consumers want, in sufficient volumes, enabling us to meet the stringent operating metrics required by Amazon. We believe these has allowed us to gain share from other suppliers in our various channels.

Corporate Information

Our Common Stock, par value $0.001 per share, is traded on the Nasdaq Capital Market under the symbol “IPW.” We are a Nevada corporation. Our principal executive/administrative offices are located at 8798 9th Street, Rancho Cucamonga, CA 91730, and our telephone number is (626) 863-7344. Our website address is https://www.zenhydro.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

I-2

The Offering

Outstanding Common Stock	29,789,705 shares of our common stock are outstanding as of November 22, 2023.

Common Stock Offered	Up to 5,000,000 shares of Common Stock for sale by the selling shareholders (which include our executive officers and directors), as well as certain unnamed selling shareholders, for their own account pursuant to the Equity Incentive Plan.

Selling Stockholders	The selling shareholders named herein are set forth in the section entitled “Selling Shareholders” of this reoffer prospectus on page I-7.

Proceeds	We will not receive any proceeds from the sale of our Common Stock by the selling shareholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the Plans and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors” in our Annual Report on Form 10-K for the period ended June 30, 2023, filed with the SEC on September 14, 2023, as well as our Quarterly Report on Form 10-Q for the period ended September 30, 2023, as filed with the SEC on November 14, 2023.

Nasdaq Capital Market Symbol	IPW

I-3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding iPower Inc. and its business. Forward-looking statements are those that predict or describe future events, do not relate solely to historical matters and include statements regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional auxiliary verbs such as “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Risks, uncertainties, contingencies, and developments, including those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports and those identified in “Risk Factors”, could cause our future operating results to differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

I-4

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. In addition to the risk factor set forth below, investors should carefully consider all of the information set forth in this Prospectus, and the risk factors set forth in the Company’s Annual Report on Form 10-K for the period ended June 30, 2023, filed with the SEC on September 14, 2023, its Quarterly Report on Form 10-Q for the period ended September 30, 2023, filed with the SEC on November 14, 2023, as well as the Company’s subsequent filings with the SEC, before deciding to invest in our Common Stock. Such risks disclosed therein are not exhaustive, and additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of these risks actually occur, our business, financial condition or operating results may suffer, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

If we fail to comply with the continued listing requirements of the Nasdaq Stock Market, it could result in our common stock being delisted, which could adversely affect the market price and liquidity of our securities and could have other adverse effects.

If we fail to maintain the continued listing requirements of Nasdaq, including maintaining the minimum closing bid price requirement, Nasdaq will take steps to de-list our Common Stock. As a result of several factors, including but not limited to recent market sentiment concerning our industry and recent volatility in the financial markets generally due to the expectation of a tightening in monetary policy by the U.S. Federal Reserve and other geopolitical events, the per share price of our Common Stock has declined below the minimum bid price threshold required for continued listing. Such a de-listing would likely have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so, as well as adversely affect our ability to issue additional securities and obtain additional financing in the future.

On August 24, 2023, we received a deficiency notice from Nasdaq (the “Deficiency Notice”) informing us that our Common Stock had failed to comply with the $1.00 minimum bid price required for continued listing under Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”) based upon the closing bid price of our Common Stock for the 30 consecutive business days prior to the date of the Deficiency Notice. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been given 180 calendar days, or until February 20, 2024, to regain compliance with Rule 5550(a)(2). If at any time before February 20, 2024 the bid price of our Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide us with written confirmation that we have regained compliance.

If we do not regain compliance with Rule 5550(a)(2) by February 20, 2024, we may be afforded a second 180 calendar day period to regain compliance. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the minimum bid price requirement. In addition, we would be required to notify Nasdaq of our intent to cure the deficiency during the second compliance period.

In the event of a de-listing or threatened de-listing, we would take actions to restore our compliance with Nasdaq Marketplace Rules, but we can provide no assurances that the listing of our Common Stock would be restored, that our Common Stock will remain above the Nasdaq minimum bid price requirement or that we otherwise will remain in compliance with the Nasdaq Marketplace Rules.

I-5

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the selling shareholders identified in this prospectus. See “Selling Shareholders.” All net proceeds from the sale of the Common Stock will go to the shareholders who offer and sell their shares. We will not receive any part of the proceeds from such sales of Common Stock. We will, however, receive proceeds from the exercise by the selling shareholders of options to purchase Common Stock, which proceeds will be applied to general working capital purposes.

I-6

SELLING SHAREHOLDERS

This prospectus relates to the reoffer and resale from time to time of up to 5,000,000 shares of Common Stock issued to the selling shareholders, or underlying equity awards issued to the selling shareholders, under our Equity Incentive Plan. The selling shareholders may sell any, all or none of such shares and we do not know when or in what amount the selling shareholders may sell such shares. The inclusion of such shares in the table below does not necessarily represent a present intention by the selling shareholders to sell any or all such shares. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all Common Stock covered by this prospectus has been sold.

The following table sets forth (i) the number of shares of Common Stock beneficially owned by each selling shareholder as of November 22, 2023, (ii) the number of shares to be offered for resale by each selling shareholder and (iii) the number and percentage of shares of Common Stock that each selling shareholder will beneficially own after completion of the offering, assuming that all shares of Common Stock that may be offered for resale are sold and no other shares of Common Stock beneficially owned by the selling shareholders also are sold.

Unless otherwise indicated, the address for each of the selling shareholders named below is c/o iPower Inc., 8798 9th Street, Rancho Cucamonga, CA 91730.

Name of Selling Shareholder	Number of Shares Owned	Number of Shares to be Offered for the Account of the Selling Stockholder (2)	Number of Shares Owned After the Offering	% Owned After the Offering**
Chenlong Tan (1) (3)	8,043,334	3,000,000	8,043,334	27.00%
Kevin Vassily (1) (4)	22,000	352,000	–	1.18%
Bennet Tchaikovsky (1) (5)	55,600	24,800	–	*
Kevin Liles (1) (6)	55,600	24,800	–	*
Hanxi Li (1) (7)	64,941	51,724	–	*
Hiu Ling Wong (8)	1,250	3,750	–	*
Yixuan Zhao (9)	1,000	3,000	–	*
Xiaoyun Liu (10)	1,000	3,000	–	*

**	calculated based on 29,789,705 shares of Common Stock outstanding as of November 22, 2023.

*	denotes less than 1%.

(1)	These are designated as “control securities” as such term is defined in General Instruction C to Form S-8.

(2)	Represents vested and unvested options, warrants or restricted stock units (“RSUs”).

(3)

Chenlong Tan is our co-Founder, Chairman, Chief Executive Officer, and President. His shareholdings consist of (i) 4,043,334 shares directly held by Mr. Tan and 4,000,000 shares held by a trust for the benefit of Mr. Tan and certain of his family members, (ii) an option to purchase 3,000,000 shares of Commons Stock, all of which remain subject to certain vesting conditions and will not be eligible for resale until such vesting conditions have been met.

(4)	Kevin Vassily is our Chief Financial Officer. His shareholdings consist of (i) 22,000 Common Stock issued following vesting of certain RSU awards and (ii) options to purchase 330,000 shares of Common Stock, all of which remain subject to certain vesting conditions and will not be eligible for resale until such vesting conditions have been met.

(5)	Bennet Tchaikovsky is a Director on our Board of Directors and chair of the Audit Committee. His shareholdings consist of 30,800 shares of Common Stock and 24,800 RSUs which vest in four substantially equal installments over the course of one year commencing July 19, 2023, and automatically convert into shares of Common Stock upon vesting.

(6)

Kevin Liles is a Director on our Board of Directors and is the chair of the Nominating and Corporate Governance Committee. His shareholdings consist of 30,800 shares of Common Stock and 24,800 RSUs which vest in four substantially equal installments over the course of one year, commencing July 19, 2023, and automatically convert into shares of Common Stock upon vesting.

(7)	Hanxi Li is a Director on our Board of Directors and is the chair of the Compensation Committee. Her shareholdings consist of 64,941 shares of Common Stock and 51,724 RSUs which vest in four equal installments over the course of one year commencing April 19, 2023, and automatically convert into shares of Common Stock upon vesting.

(8)	Hiu Ling Wong is a senior accounting manager of the Company. Her shareholdings consist of 1,250 shares of Common Stock and 3,750 RSUs which vests in three equal installments from January 1, 2024 to July 1, 2024, and automatically convert into shares of Common Stock upon vesting.

(9)	Yixuan Zhao is an accounting manager of the Company. Her shareholdings consist of 1,000 shares of Common Stock and 3,000 RSUs which vests in three equal installments from January 1, 2024 to July 1, 2024, and automatically convert into shares of Common Stock upon vesting.

(10)	Xiaoyun Liu is an accounting manager of the Company. Her shareholdings consist of 1,000 shares of Common Stock and 3,000 RSUs which vests in three equal installments from January 1, 2024 to July 1, 2024, and automatically convert into shares of Common Stock upon vesting.

I-7

PLAN OF DISTRIBUTION

In this section of the reoffer prospectus, the term “selling shareholder” means and includes:

•	the persons identified in the table above as the selling shareholders; and

•	any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the shares of our Common Stock offered hereby after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

The shares of our Common Stock offered by this reoffer prospectus may be sold from time to time directly by the selling shareholders. Alternatively, the selling shareholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling shareholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Common Stock offered hereby. The distribution of the Common Stock by the selling shareholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling shareholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our Common Stock.

The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our Common Stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders also may sell shares short and redeliver the shares to close out such short positions. The selling shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our Common Stock. The broker-dealer may then resell or otherwise transfer such shares of Common Stock pursuant to this reoffer prospectus.

The selling shareholders also may lend or pledge shares of our Common Stock to a broker-dealer. The broker-dealer may sell the shares of Common Stock so lent, or upon a default the broker-dealer may sell the pledged shares of Common Stock pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of Common Stock of the selling shareholders.

Although the shares of Common Stock covered by this reoffer prospectus are not currently being underwritten, the selling shareholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of Common Stock may be deemed “underwriters” within the meaning of the Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the Common Stock offered hereby may not simultaneously engage in market making activities with respect to the Common Stock for a period of up to five days preceding such distribution. The selling shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling shareholders.

I-8

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the Common Stock offered hereby. However, the selling shareholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of Common Stock offered pursuant to this reoffer prospectus. We have agreed to indemnify certain of the selling security holders against certain liabilities, including liabilities under the Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the selling shareholders will sell any or all of the securities offered by them hereby.

I-9

Transfer Agent and Registrar

The Transfer Agent and Registrar for shares of our Common Stock and preferred stock is VStock Transfer, LLC, Woodmere, New York. Our Transfer Agent and Registrar’s telephone number is (212) 828-8436.

I-10

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Michelman & Robinson, LLP, New York, New York and Los Angeles, California.

I-11

EXPERTS

The consolidated financial statements as of and for the years ended June 30, 2023 and 2022 incorporated by reference in this prospectus constituting a part of the Post-Effective Amendment No.3 to the Registration Statement on Form S-8 have been so incorporated in reliance on the report of UHY LLP, an independent registered public accounting firm which prepared the report for the years ended June 30, 2023 and 2022, which is also incorporated by reference, given on the authority of said firm as an expert in auditing and accounting.

I-12

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

I-13

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

We are a Nevada corporation and, accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article 9 of our Amended and Restated Articles of Incorporation, Article 8 of our by-laws and the Nevada Revised Business Statutes, contain indemnification provisions.

Our Amended and Restated Articles of Incorporation provides that we will indemnify, in accordance with our by-laws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person. We will be required to indemnify an officer or director in connection with an action, suit or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the Board and (ii) the indemnification does no relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Indemnification shall include payment by us of expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it’s ultimately determined that such person is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by us with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this reoffer prospectus and made a part hereof:

(a)	Our Annual Report on Form 10-K for the period ended June 30, 2023, as filed with the SEC on September 14, 2023, as well as our Quarterly Report on Form 10-Q for the period ended September 30, 2023, as filed with the SEC on November 14, 2023; and

(b)	The description of our Common Stock contained in the Registration Statement on Form 8-A12B, filed with the SEC on May 5, 2021, including any amendments or reports filed for the purpose of updating such description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01, unless such Form 8-K expressly provides to the contrary) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This information in this document may only be accurate as of the date of this document.

Additional risks and uncertainties not presently known or that are deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on these who purchase our Common Stock. These purchasers will purchase our Common Stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

5,000,000 shares of

Common Stock

November 22, 2023

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by us with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this reoffer prospectus and made a part hereof:

(a)	Our Annual Report on Form 10-K for the period ended June 30, 2023, as filed with the SEC on September 14, 2023, as well as our Quarterly Report on Form 10-Q for the period ended September 30, 2023, as filed with the SEC on November 14, 2023; and

(b)	The description of our Common Stock contained in the Registration Statement on Form 8-A12B, filed with the SEC on May 5, 2021, including any amendments or reports filed for the purpose of updating such description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01, unless such Form 8-K expressly provides to the contrary) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

The Registrant is a Nevada corporation and, accordingly, is subject to the corporate laws under the Nevada Revised Statutes. Article 9 of the Registrant’s Amended and Restated Articles of Incorporation, Article 8 of the Registrant’s by-laws and the Nevada Revised Business Statutes each contain indemnification provisions.

The Registrant’s Amended and Restated Articles of Incorporation provide that the Registrant will indemnify, in accordance with its by-laws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person. As such, the Registrant will be required to indemnify an officer or director in connection with an action, suit or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the Registrant’s board of directors and (ii) the indemnification does no relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Indemnification shall include payment by us of expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it’s ultimately determined that such person is not entitled to indemnification.

The Registrant has entered into indemnification agreements with each of its directors and officers. These indemnification agreements require the Registrant, among other things, to indemnify its directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as a director or officer of the Registrant, or any of its subsidiaries or any other company or enterprise to which the person provides services at our request.

The Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 9. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibit.

See Exhibit Index, which is incorporated herein by reference.

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Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rancho Cucamonga, of the State of California, on this 22nd day of November 2023.

IPOWER INC.

By:	/s/ Chenlong Tan
Chenlong Tan
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Chenlong Tan as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chenlong Tan	Chief Executive Officer and Chairman of the Board	November 22, 2023
Chenlong Tan	(Principal Executive Officer)

/s/ Kevin Vassily	Chief Financial Officer	November 22, 2023
Kevin Vassily	(Principal Financial and Accounting Officer)

/s/ Bennet Tchaikovsky	Director	November 22, 2023
Bennet Tchaikovsky

/s/ Hanxi Li	Director	November 22, 2023
Hanxi Li

/s/ Kevin Liles	Director	November 22, 2023
Kevin Liles

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Exhibits

Exhibit No.	Description of Exhibit
3.1	Sixth Amended and Restated Articles of Incorporation of iPower Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 3 the Registration Statement on Form S-1 (File No. 333-252629) filed on May 5, 2021).

3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-252629) filed on April 27, 2021).

5.1	Legal Opinion of Michelman & Robinson LLP**

10.1	iPower Inc. Amended and Restated 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Amendment No. 3 to the Registration Statement on Form S-1 filed May 5, 2021).

23.1	Consent of UHY LLP*

23.2	Consent of Michelman & Robinson LLP (included in Exhibit 5.1)**

24.1	Powers of Attorney (included on signature page)

__________________

*	Filed herewith.
**	Previously filed.

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